UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2012

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of the Chairman of the Board of Directors and Appointment of New Chairman of the Board

On November 15, 2012, Robert A. Eckert, Chairman of the Board of Directors (the “Board”), notified Mattel, Inc. (“Mattel”) that he would retire from his service as a director and Chairman of the Board, effective December 31, 2012. Mr. Eckert’s departure from Mattel’s Board will constitute a “retirement” from Mattel’s Board for purposes of all Mattel plans, agreements and arrangements to which Mr. Eckert is a party or participant.

In connection with Mr. Eckert’s retirement, Mattel’s Board appointed Bryan G. Stockton, Chief Executive Officer, to succeed Mr. Eckert as the Chairman of the Board, effective as of January 1, 2013. Further, Mr. Stockton’s annual target bonus will increase from 130% to 150%, effective as of January 1, 2013.

Change in Position and Retirement of Executive Vice President of Worldwide Operations

On November 15, 2012, Thomas A. Debrowski, Executive Vice President of Worldwide Operations, notified Mattel that, effective as of March 31, 2013, he will cease to serve as Mattel’s Executive Vice President of Worldwide Operations. Mr. Debrowski and Mattel have agreed that, as of April 1, 2013, he will serve as an Executive Advisor, a non-officer position, reporting to Mattel’s Chief Executive Officer, until his retirement from Mattel, which is anticipated to occur in 2013.

In connection with Mr. Debrowski’s change in position, Mattel and Mr. Debrowski will enter into an amendment to the grant agreement for his 2011-2013 long-term incentive program performance-based restricted stock unit award (“LTIP RSU”). The form amendment is attached hereto as Exhibit 10.1 (the “Amendment”). Pursuant to the Amendment, Mr. Debrowski will be eligible to receive pro-rata time vesting of the LTIP RSU based on the total number of months elapsed from the commencement of the performance period only until March 31, 2013, instead of through the date of his retirement as provided in his original LTIP RSU agreement. The LTIP RSU will continue to be payable at the end of the award’s three-year performance period based on Mattel’s achievement of the performance measures. Further, pursuant to its authority under Mattel’s 2005 Supplemental Executive Retirement Plan (“SERP”), Mattel has determined that Mr. Debrowski will be eligible to receive service credit in the SERP only until March 31, 2013 (rather than until the date of his retirement).

While Mr. Debrowski serves as an Executive Advisor, he will be paid a salary not to exceed his current salary; and he will not be eligible for a 2013 plan year bonus under the Mattel Incentive Plan. When Mr. Debrowksi ceases to be an Executive Advisor, his departure from Mattel will constitute a “retirement” from Mattel for purposes of all other Mattel plans, agreements and arrangements to which Mr. Debrowski is a party or participant.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

On November 16, 2012, Mattel issued a press release regarding the announced retirement of Mr. Eckert and the appointment of Mr. Stockton, a copy of which is furnished as Exhibit 99.0 hereto. The exhibit is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Form of Amendment to the Grant Agreement for the Long-Term Incentive Program Performance-Based Restricted Stock Units

99.0	Press release dated November 16, 2012 (This exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: November 16, 2012

	By:	/s/ ROBERT NORMILE
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Form of Amendment to the Grant Agreement for the Long-Term Incentive Program Performance-Based Restricted Stock Units

99.0	Press release dated November 16, 2012 (This exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.)